Exhibit 16.1

                             Coopers & Lybrand, LLP
                     200 East Las Olas Boulevard, Suite 1700
                         Fort Lauderdale, Florida 33301
                            Telephone: (954) 764-7111
                               Fax: (954) 525-4453



November 5, 1997


Securities and Exchange Commission
450 5th Street N.W.
Washington, DC 20549

Ladies and gentlemen:

We have read the statements made by Princeton Media Group, Inc. (copy attached), which we understand will be filed with the Company's Form 8-K, as part of the Company's Form 8-K report for the month of November 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/ Coopers & Lybrand LLP
Coopers & Lybrand LLP